WILLSCOT REPORTS FOURTH QUARTER 2024 RESULTS AND PROVIDES 2025 OUTLOOK

PHOENIX, February 20, 2025 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced fourth quarter and full year 2024 results including key performance highlights and market updates. The Company also announced its outlook for full year 2025.

Q4 20241,2
•Generated revenue of $603 million, gross profit margin percentage of 55.8%, income from continuing operations of $89 million and diluted earnings per share of $0.48.
•Increased average monthly rates, inclusive of Value-Added Products ("VAPS"), offset much of the year-over-year impact from decreased units on rent.
•Delivered Adjusted EBITDA of $285 million, with Adjusted EBITDA Margin expanding sequentially to 47.3% and up 30 basis points year-over-year.
•Generated net cash provided by operating activities of $179 million at a 29.7% margin. Adjusted Free Cash Flow was $137 million at a 22.7% margin.

Full Year 20241,2
•Generated revenue of $2,396 million as higher average monthly rates, inclusive of VAPS, offset the impact from lower units on rent from the prior year at a gross profit margin percentage of 54.3%.
•Income from continuing operations was $28 million and diluted earnings per share was $0.15. Adjusted Income from Continuing Operations was $310 million and adjusted diluted earnings per share was $1.63.
•Delivered Adjusted EBITDA of $1,063 million at an Adjusted EBITDA Margin of 44.4%.
•Generated net cash provided by operating activities of $562 million at a 23.4% margin, which included $226 million of fees and costs from terminated acquisitions. Adjusted Free Cash Flow was $554 million at a 23.1% margin.
•Generated 16.7% Return on Invested Capital ("ROIC") over the last 12 months.
•Returned $270 million to shareholders by repurchasing 7.1 million shares of Common Stock, reducing our outstanding share count by 3.4% over the twelve months ended December 31, 2024.

2025 Outlook2,3
•FY 2025 Revenue and Adjusted EBITDA ranges of $2,275 million to $2,475 million and $1,000 million to $1,090 million, respectively, excluding the incremental contribution from any acquisitions.
•Reflects expectations for (i) continuing growth in average monthly rates, inclusive of VAPS, and expanded product offerings, and (ii) moderating comparative year-over-year headwinds in units on rent in the second half of the year.
•On January 9, 2025, the Company announced its 2025 Investor Day to be held on March 7, 2025, in Phoenix, Arizona, at 9:00 AM MST. Members of the executive management and operating team will present the Company's updated operational strategy, long-term financial targets, and ongoing approach to capital allocation. The event will be available both in person and through live webcast at www.investors.willscot.com.
•On February 18, 2025, the Company broadened its capital allocation framework with the Board of Directors ("Board") initiating a quarterly cash dividend program of $0.07 per share. The Board will regularly assess the cash dividend program with a long-term focus on increasing the dividend payment over time.

Brad Soultz, Chief Executive Officer of WillScot, commented “Our fourth quarter financial results capped another solid year for WillScot, notably Adjusted EBITDA margins of 47.3% in the period and Adjusted Free Cash Flow of $137 million at a margin of 22.7%. We believe we have a robust and sustainable free cash flow profile that reflects the resiliency of our cash flows across the cycle, the strength of our balance sheet, and our confidence in the Company’s long-term growth strategy. The initiation of our quarterly dividend program provides an additional avenue to return surplus capital to shareholders."

Soultz added, "I would like to extend a heartfelt thank you to our team, customers, and shareholders. In 2024, we focused on aligning our people, systems, and products to drive deeper engagement with our customers. With this foundational work largely complete, we are prioritizing all aspects of sales and operations excellence, which provide new levers to support our growth strategy. We look forward to sharing more details with you at our Investor Day in two weeks."

Fourth Quarter and Full Year 2024 Results2

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2024	2023	2024	2023
Revenue	$602,515	$612,376	$2,395,718	$2,364,767
Income from continuing operations	$89,215	$86,328	$28,129	$341,844
Adjusted income from continuing operations[2]	$90,469	$91,497	$309,512	$353,618
Adjusted EBITDA from continuing operations[2]	$284,712	$287,802	$1,063,160	$1,061,465
Gross profit margin from continuing operations	55.8%	56.0%	54.3%	56.4%
Adjusted EBITDA Margin from continuing operations (%)[2]	47.3%	47.0%	44.4%	44.9%
Net cash provided by operating activities	$178,919	$219,322	$561,644	$761,240
Adjusted Free Cash Flow[2,5]	$136,830	$166,280	$553,937	$576,589
Diluted earnings per share from continuing operations	$0.48	$0.44	$0.15	$1.69
Adjusted diluted earnings per share from continuing operations[2]	$0.49	$0.47	$1.63	$1.75
Weighted average diluted shares outstanding	186,208,059	194,097,351	190,292,256	201,849,836
Adjusted weighted average diluted shares outstanding[2]	186,208,059	194,097,351	190,292,256	201,849,836
Net cash provided by operating activities margin	29.7%	35.8%	23.4%	32.1%
Adjusted Free Cash Flow Margin (%)[2,5]	22.7%	27.2%	23.1%	24.3%
Return on Invested Capital[2]	18.3%	18.5%	16.7%	17.7%

Matt Jacobsen, Chief Financial Officer of WillScot, commented, “We achieved record revenues of $2,396 million and Adjusted EBITDA of $1,063 million in 2024. We believe our ability to sustain solid financial results and expand margins in the fourth quarter, despite consistent end market headwinds, underscores the resilience of our business model."

Jacobsen continued, "Turning to 2025, we believe our outlook reflects the uncertain macroeconomic backdrop entering the year. At the midpoint or better, it reflects modest top-line growth in the second half of the year as we expect average monthly rates, inclusive of VAPS, and expanded product offerings increasingly offset the volume-related headwinds present heading into the year. Finally, our Adjusted EBITDA and Net CAPEX outlook reflects our demonstrated ability to flex our cost structure as the macro environment changes. At the same time, we continue to see numerous investment opportunities, both organic and inorganic, that we anticipate will drive an increasing leasing revenue run rate into 2026 as we remain focused on growth and shareholder value creation."

Capitalization and Liquidity Update2, 3, 6
As of and for the three months ended December 31, 2024, except where noted:
•Net cash provided by operating activities was $178.9 million. Excluding one-time, nonrecurring payments for terminated acquisitions of $13 million, the Company generated $137 million of Adjusted Free Cash Flow.
•Invested $55 million of Net CAPEX in the quarter, primarily supporting growth in new product lines.
•Invested $37 million of capital in one acquisition during the quarter, with $121 million invested in the last 12 months.
•Maintained availability under our asset backed revolving credit facility of approximately $1.6 billion.
•Total debt was $3,708 million and net debt, or total debt net of cash and cash equivalents, was $3,699 million.
•Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps at 3.55%, was approximately 5.8%. Annual cash interest expense based on the current debt structure and benchmark rates is approximately $219 million, or approximately $230 million inclusive of non-cash deferred financing fees. Our debt structure is approximately 87% / 13% fixed-to-floating after giving effect to all interest rate swaps.
•Our 2025 notes mature on June 15, 2025. We believe we have ample liquidity available to redeem or refinance our $527 million 2025 notes, using either our asset backed revolver or other sources of capital, and intend to do so opportunistically prior to maturity in a manner that optimizes our interest costs. Our subsequent debt maturity is in 2027.
•Leverage is at 3.5x based on our last 12 months Adjusted EBITDA from continuing operations of $1,063 million, within the target range of 3.0x to 3.5x.
•Repurchased 3.5 million shares of Common Stock for $130 million in the fourth quarter 2024, contributing to a 3.4% reduction in our outstanding share count over the 12 months ending December 31, 2024.

2025 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2024 Results From Continuing Operations	2025 Outlook
Revenue	$2,396	$2,275 - $2,475
Adjusted EBITDA[2,3]	$1,063	$1,000 - $1,090
Net CAPEX[3,4]	$233	$225 - $305

1 - Assumes common shares outstanding as of December 31, 2024 versus common shares outstanding as of December 31, 2023.
2 - Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, Adjusted income from continuing operations, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt to Adjusted EBITDA, and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.
5 - Adjusted Free Cash Flow incorporates results from discontinued operations. For comparability, we add back discontinued operations to reported revenue to calculate Adjusted Free Cash Flow Margin.
6 - Leverage is defined as Net Debt divided by Adjusted EBITDA from continuing operations from the last twelve months. We define Net Debt as total debt from continuing operations net of total cash and cash equivalents from continuing operations.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, Adjusted income from continuing operations, Adjusted diluted earnings per share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA from continuing operations is defined as net income plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans and other discrete expenses. Adjusted EBITDA Margin from continuing operations is defined as Adjusted EBITDA from continuing operations divided by revenue. Adjusted income from continuing operations is defined as income from continuing operations plus certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted diluted earnings per share is defined as adjusted income from continuing operations divided by Adjusted diluted weighted average common shares outstanding. The calculation of Adjusted Weighted Average Diluted Shares Outstanding includes shares related to stock awards that are dilutive for Adjusted diluted earnings per share. Adjusted Free Cash Flow is defined as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the McGrath termination fee and transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA, Adjusted income from continuing operations and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges of Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot will host a conference call and webcast to discuss its fourth quarter 2024 results and 2025 outlook at 5:30 p.m. Eastern Time on Thursday, February 20, 2025. To access the live call by phone, use the following link:
https://register.vevent.com/register/BI81afef892a684237874777ee0f09923f

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot Fourth Quarter 2024 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Phoenix, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2024), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	juliana.welling@willscot.com

WillScot Holdings Corporation
Consolidated Statements of Operations

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Leasing and services revenue:
Leasing	$465,104	$477,895	$1,839,875	$1,833,935
Delivery and installation	95,607	102,197	418,881	437,179
Sales revenue:
New units	21,772	18,313	74,499	48,129
Rental units	20,032	13,971	62,463	45,524
Total revenues	602,515	612,376	2,395,718	2,364,767
Costs:
Costs of leasing and services:
Leasing	88,386	98,065	385,078	398,467
Delivery and installation	78,093	78,680	328,880	317,117
Costs of sales:
New units	14,258	10,340	45,554	26,439
Rental units	10,017	6,938	32,224	23,141
Depreciation of rental equipment	75,412	75,177	302,143	265,733
Gross profit	336,349	343,176	1,301,839	1,333,870
Other operating expenses:
Selling, general and administrative	136,795	146,405	630,705	596,090
Other depreciation and amortization	23,666	20,550	82,829	72,921
Termination fee	—	—	180,000	—
Impairment loss on intangible asset	—	—	132,540	—
Restructuring costs	19	—	8,559	—
Currency losses, net	687	(131)	593	6,754
Other expense (income), net	763	(821)	2,698	(15,354)
Operating income	174,419	177,173	263,915	673,459
Interest expense, net	59,352	59,125	227,311	205,040
Income from continuing operations before income tax	115,067	118,048	36,604	468,419
Income tax expense from continuing operations	25,852	31,720	8,475	126,575
Income from continuing operations	89,215	86,328	28,129	341,844

Discontinued operations:
Income from discontinued operations before income tax	—	—	—	4,003
Gain on sale of discontinued operations	—	—	—	176,078
Income tax expense from discontinued operations	—	—	—	45,468
Income from discontinued operations	—	—	—	134,613

Net income	$89,215	$86,328	$28,129	$476,457

Earnings per share from continuing operations:
Basic	$0.48	$0.45	$0.15	$1.72
Diluted	$0.48	$0.44	$0.15	$1.69
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.68
Diluted	$—	$—	$—	$0.67
Earnings per share:
Basic	$0.48	$0.45	$0.15	$2.40
Diluted	$0.48	$0.44	$0.15	$2.36
Weighted average shares:
Basic	184,347,088	191,171,967	188,101,693	198,554,885
Diluted	186,208,059	194,097,351	190,292,256	201,849,836

WillScot Holdings Corporation
Consolidated Balance Sheets

	December 31,
(in thousands, except share data)	2024	2023
Assets
Cash and cash equivalents	$9,001	$10,958
Trade receivables, net of allowances for credit losses at December 31, 2024 and December 31, 2023 of $101,693 and $81,656, respectively	430,381	451,130
Inventories	47,473	47,406
Prepaid expenses and other current assets	67,751	57,492
Assets held for sale	2,904	2,110
Total current assets	557,510	569,096
Rental equipment, net	3,377,939	3,381,315
Property, plant and equipment, net	363,073	340,887
Operating lease assets	266,761	245,647
Goodwill	1,201,353	1,176,635
Intangible assets, net	251,164	419,709
Other non-current assets	17,111	4,626
Total long-term assets	5,477,401	5,568,819
Total assets	$6,034,911	$6,137,915
Liabilities and equity
Accounts payable	$96,597	$86,123
Accrued expenses	121,583	129,621
Accrued employee benefits	25,062	45,564
Deferred revenue and customer deposits	250,790	224,518
Operating lease liabilities – current	66,378	57,408
Current portion of long-term debt	24,598	18,786
Total current liabilities	585,008	562,020
Long-term debt	3,683,502	3,538,516
Deferred tax liabilities	505,913	554,268
Operating lease liabilities – non-current	200,875	187,837
Other non-current liabilities	41,020	34,024
Long-term liabilities	4,431,310	4,314,645
Total liabilities	5,016,318	4,876,665
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 183,564,899 and 189,967,135 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	19	20
Additional paid-in-capital	1,836,165	2,089,091
Accumulated other comprehensive loss	(70,627)	(52,768)
Accumulated deficit	(746,964)	(775,093)
Total shareholders' equity	1,018,593	1,261,250
Total liabilities and shareholders' equity	$6,034,911	$6,137,915

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described below. We believe that evaluating performance excluding such items is meaningful because it provides insight with respect to intrinsic and ongoing operating results of the Company.
We also regularly evaluate gross profit to assist in the assessment of the operational performance. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA From Continuing Operations
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs.
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, and unrealized gains and losses on investments.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as a measure of cash that will be available to meet our obligations.

The following table provides reconciliations of Income from continuing operations to Adjusted EBITDA from continuing operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Income from continuing operations	$89,215	$86,328	$28,129	$341,844
Income tax expense from continuing operations	25,852	31,720	8,475	126,575
Interest expense, net	59,352	59,125	227,311	205,040
Depreciation and amortization	99,078	95,727	384,972	338,654
Currency losses (gains), net	687	(131)	593	6,754
Restructuring costs, lease impairment expense and other related charges	28	—	9,435	22
Termination fee	—	—	180,000	—
Impairment loss on intangible asset	—	—	132,540	—
Impairment loss on long-lived asset	374	—	374	—
Transaction costs	376	1,472	651	2,259
Integration costs	121	3,466	7,521	10,366
Stock compensation expense	7,719	8,352	35,966	34,486
Other(a)	1,910	1,743	47,193	(4,535)
Adjusted EBITDA from continuing operations	$284,712	$287,802	$1,063,160	$1,061,465
(a) Includes $1.1 million and $42.4 million in legal and professional fees related to the terminated McGrath transaction for the three months ended December 31, 2024 and the year ended December 31, 2024, respectively.

Adjusted EBITDA Margin From Continuing Operations
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Adjusted EBITDA from continuing operations (A)	$284,712	$287,802	$1,063,160	$1,061,465
Revenue (B)	$602,515	$612,376	$2,395,718	$2,364,767
Adjusted EBITDA Margin from Continuing Operations (A/B)	47.3%	47.0%	44.4%	44.9%
Gross profit (C)	$336,349	$343,176	$1,301,839	$1,333,870
Gross Profit Margin (C/B)	55.8%	56.0%	54.3%	56.4%

Net Debt to Adjusted EBITDA From Continuing Operations Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from continuing operations from the last twelve months. We define Net Debt as total debt from continuing operations net of total cash and cash equivalents from continuing operations. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	December 31, 2024
Long-term debt	$3,683,502
Current portion of long-term debt	24,598
Total debt	3,708,100
Cash and cash equivalents	9,001
Net debt (A)	$3,699,099

Adjusted EBITDA from continuing operations (B)	$1,063,160
Net Debt to Adjusted EBITDA ratio (A/B)	3.5

Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
We define adjusted income from continuing operations as income from continuing operations, plus certain non-cash items and the effect of what we consider transactions not related to our core business operations including:
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs, including legal and professional fees and other transaction-specific costs, for terminated acquisitions.
We define adjusted diluted earnings per share from continuing operations as adjusted income from continuing operations divided by adjusted diluted weighted average common shares outstanding. Management believes that the presentation of adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations provide useful information to investors regarding the performance of our business.

The following table provides reconciliations of income from continuing operations to adjusted income from continuing operations and comparisons of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2024	2023	2024	2023
Income from continuing operations	$89,215	$86,328	$28,129	$341,844
Restructuring costs, lease impairment expense and other related charges, net	28	—	9,435	22
Termination fee	—	—	180,000	—
Impairment loss on intangible asset	—	—	132,540	—
Transaction costs	376	1,472	651	2,259
Integration costs	121	3,466	7,521	10,366
Transaction costs from terminated acquisitions	1,147	2,047	45,031	3,264
Estimated tax impact[1]	(418)	(1,816)	(93,795)	(4,137)
Adjusted income from continuing operations	$90,469	$91,497	$309,512	$353,618

Income from continuing operations per adjusted diluted share[2]	$0.48	$0.44	$0.15	$1.69
Restructuring costs, lease impairment expense and other related charges, net	—	—	0.05	—
Termination fee	—	—	0.95	—
Impairment loss on intangible asset	—	—	0.70	—
Transaction costs	—	0.01	—	0.01
Integration costs	—	0.02	0.04	0.05
Transaction costs from terminated acquisitions	0.01	0.01	0.24	0.02
Estimated tax impact[1]	—	(0.01)	(0.50)	(0.02)
Adjusted Diluted Earnings Per Share	$0.49	$0.47	$1.63	$1.75

Weighted average diluted shares outstanding	186,208,059	194,097,351	190,292,256	201,849,836
Adjusted weighted average dilutive shares outstanding	186,208,059	194,097,351	190,292,256	201,849,836
1 We include estimated taxes at our current statutory tax rate of approximately 25% for the three and twelve months ended December 31, 2024 and 26% for the three and twelve months ended December 31, 2023.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the McGrath termination fee and transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Total Revenue including discontinued operations. Management believes that the presentation of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives. Adjusted Free Cash Flow as presented includes amounts for the former UK Storage Solutions segment through January 31, 2023. The following table provides reconciliations of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$178,919	$219,322	$561,644	$761,240
Purchase of rental equipment and refurbishments	(73,868)	(60,879)	(280,857)	(226,976)
Proceeds from sale of rental equipment	20,091	13,316	63,997	51,290
Purchase of property, plant and equipment	(2,316)	(5,485)	(18,435)	(22,237)
Proceeds from the sale of property, plant and equipment	734	6	1,867	13,272
Cash paid for termination fee	—	—	180,000	—
Cash paid for transaction costs from terminated acquisitions	13,270	—	45,721	—
Adjusted Free Cash Flow (A)	$136,830	$166,280	$553,937	$576,589

Revenue from continuing operations (B)	$602,515	$612,376	$2,395,718	$2,364,767
Revenue from discontinued operations	—	—	—	8,694
Total Revenue including discontinued operations (C)	$602,515	$612,376	$2,395,718	$2,373,461
Adjusted Free Cash Flow Margin (A/C)	22.7%	27.2%	23.1%	24.3%

Net cash provided by operating activities (D)	$178,919	$219,322	$561,644	$761,240
Net cash provided by operating activities margin (D/C)	29.7%	35.8%	23.4%	32.1%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. As presented below, Net CAPEX includes amounts for the former UK Storage Solutions segment through January 31, 2023.
The following table provides reconciliations of Net CAPEX:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Purchases of rental equipment and refurbishments	$(73,868)	$(60,879)	$(280,857)	$(226,976)
Proceeds from sale of rental equipment	20,091	13,316	63,997	51,290
Net CAPEX for Rental Equipment	(53,777)	(47,563)	(216,860)	(175,686)
Purchases of property, plant and equipment	(2,316)	(5,485)	(18,435)	(22,237)
Proceeds from sale of property, plant and equipment	734	6	1,867	13,272
Net CAPEX	$(55,359)	$(53,042)	$(233,428)	$(184,651)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate.
The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital and includes amounts for the former UK Storage Solutions segment through January 31, 2023.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Total Assets	$6,034,911	$6,137,915	$6,034,911	$6,137,915
Goodwill	(1,201,353)	(1,176,635)	(1,201,353)	(1,176,635)
Intangible Assets, net	(251,164)	(419,709)	(251,164)	(419,709)
Total Liabilities	(5,016,318)	(4,876,665)	(5,016,318)	(4,876,665)
Long Term Debt	3,683,502	3,538,516	3,683,502	3,538,516
Net Assets, as defined above	$3,249,578	$3,203,422	$3,249,578	$3,203,422
Average Invested Capital (A)	$3,237,093	$3,208,368	$3,217,513	$3,124,064

Adjusted EBITDA	$284,712	$287,802	$1,063,160	$1,061,465
Depreciation	(87,203)	(87,716)	(346,467)	(312,830)
Adjusted EBITA (B)	$197,509	$200,086	$716,693	$748,635

Statutory Tax Rate (C)	25%	26%	25%	26%
Estimated Tax (B*C)	$49,377	$52,022	$179,173	$194,645
Adjusted earnings before interest and amortization (D)	$148,132	$148,064	$537,520	$553,990
ROIC (D/A), annualized	18.3%	18.5%	16.7%	17.7%